UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Items

  On October 30, 2008, Basic Earth Science Systems, Inc. (the "Company") announced a new plan to repurchase up to 500,000 shares of common stock, par value $0.01 per share of the Company. The plan allows purchases to be made from time to time in the open market and through privately negotiated transactions in compliance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 10b5-1 permits the implementation of a written plan for repurchasing or selling Company stock at times when the Company is not in possession of material, non-public information and allows issuers adopting such plans to repurchase shares on a regular basis, regardless of any subsequent material, non-public information it receives or the price of the stock at the time of the purchase. Rule 10b-18 is a "safe harbor" rule, which allows issuers to repurchase shares of their own stock in the public market, subject to compliance with particular repurchase requirements.  The Company issued a press release announcing its new stock repurchase program, and a copy of the press release is attached hereto as Exhibit 99.1.

      Also released on October 30, 2008 is a press release providing a progress update on the Banks field, and is attached hereto as Exhibit 99.2.  On October 31, 2008, another press release describes the acquisition of an interest in another Bakken well, and is attached as Exhibit 99.3.

Item 9.01 - Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 30, 2008
99.2	Press Release dated October 30, 2008
99.3	Press Release dated October 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: November 12, 2008	By: /s/ Ray Singleton
Ray Singleton, President